EXHIBIT 4.4

                                WAIVER AGREEMENT

         This Waiver Agreement (this "Waiver") is made and entered into as of October 11, 1999, by and among Immunomedics, Inc., a Delaware corporation (the "Company"), and the undersigned buyers (the "Buyers").

                                     RECITAL

                  WHEREAS, under Section 3(b) of the Company's Amended Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware on December 9, 1998 (the "Certificate of Designations"), the Buyers, as holders of shares of the Company's Series F Convertible Preferred Stock (the "Preferred Shares") have the right to require the Company to redeem all or any portion of the Preferred Shares upon the occurrence of certain events, including if the Registration Statement (as defined in the Certificate of Designations) is unavailable to the holders of the Preferred Shares for sale of the Registrable Securities (as defined in the Certificate of Designations) in accordance with the terms of the Registration Rights Agreement, by and among the Company and the Buyers, dated December 9, 1998 (the "Registration Rights Agreement") (such occurrence for redemption, a "Registration Default").

                  WHEREAS,   under  Section  2(g)  of  the  Registration  Rights
Agreement, the Company is subject to certain cash penalties upon the occurrence of a Registration Default.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein:

                  1.       Waiver.

                           1.1      Each  of  the Buyers hereby waives its right
to require redemption of its Preferred Shares under Section 3(b) of the Certificate of Designations as a result of the Registration Default which is currently existing and which continues so long as the following proviso remains true, provided that the Company shall (i) file a new Registration Statement with the Securities and Exchange Commission (the "SEC") on or before November 11, 1999, which Registration Statement shall register for resale that number of shares of the Company's Common Stock, par value $0.01per share (the "Common Stock"), equal to the product of (x) 2.0 and (y) the number of Registrable Securities as of the date immediately preceding the date such Registration Statement is filed with the SEC, less that number of shares of Common Stock which, as of the date immediately preceding the filing of such Registration Statement, are currently registered on Registration Statements for the resale of shares of Common Stock by the Buyers and (ii) use its best efforts to have such Registration Statement declared effective by the SEC on or before December 11, 1999 or, if not achieved by such date, until such date as such Registration Statement is declared effective, provided that the Company continues to use its best efforts to have such Registration Statement declared effective by the SEC.

                           1.2      Each  of  the Buyers hereby waives its right
to receive the Registration Delay Payments (as defined in the Registration Rights Agreement) that are currently due and any Registration Delay Payments that shall accrue due to the Registration Default currently existing as of the date hereof, provided that the Company shall (i) file a new Registration Statement with the SEC on or before November 11, 1999, which Registration Statement shall register for resale that number of shares of Common Stock equal to the product of (x) 2.0 and (y) the number of Registrable Securities as of the date immediately preceding the date such Registration Statement is filed with the SEC, less that number of shares of Common Stock which, as of the date immediately preceding the filing of such Registration Statement, are currently registered on Registration Statements for the resale of shares of Common Stock by the Buyers and (ii) have such Registration Statement declared effective by the SEC on or before December 11, 1999.

                           1.3      If  (i)  a new Registration Statement is not
filed with the SEC on or before November 11, 1999, registering for resale that number of shares of Common Stock equal to the product of (x) 2.0 and (y) the number of Registrable Securities as of the date immediately preceding the date such Registration Statement is filed with the SEC, less that number of shares of Common Stock which, as of the


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date  immediately  preceding  the  filing of such  Registration  Statement,  are currently registered on Registration Statements for the resale of shares of Common Stock by the Buyers or (ii) such new Registration Statement is not declared effective by the SEC on or before December 11, 1999, then:

                                    1.3.1 None of the  Buyers'  waivers of their
                  rights to receive Registration Delay Payments shall be effective and such Registration Delay Payments shall be deemed to have accrued from the date of the Registration Default; and

                                    1.3.2  None of the  Buyers  waivers of their
                  rights of redemption in the event of a Registration Default shall be effective and such Buyers shall be entitled to exercise their right of Redemption under Sections 3(b) and 3(f) of the Certificate of Designations, provided, however, if the Company shall have satisfied the conditions of Section 1.1, then the waiver of the Buyers' right of redemption shall remain in effect except that an Excluded Redemption Event (as defined in the Certificate of Designations) pursuant to
                  Section 3(h)(ii) of the Certificate of Designations shall be deemed to have occurred, the Company shall be deemed to have delivered a Company's Excluded Redemption Event Notice on December 12, 1999 with respect to such events pursuant to
                  Section 3(h) of the Certificate of Designations and the Buyers shall be entitled to exercise their rights under Sections 3(h) and 3(i) of the Certificate of Designations accordingly.

                           1.4      Provided  that  the Company shall (i) file a
new Registration Statement with the SEC on or before November 11, 1999, which Registration Statement shall register for resale that number of shares of Common Stock equal to the product of (x) 2.0 and (y) the number of Registrable Securities as of the date immediately preceding the date such Registration Statement is filed with the SEC, less that number of shares of Common Stock which, as of the date immediately preceding the filing of such Registration Statement, are currently registered on Registration Statements for the resale of shares of Common Stock by the Buyers and (ii) use its best efforts to have such Registration Statement declared effective by the SEC on or before December 11, 1999, then (A) the Company shall be deemed not to have breached either the Registration Rights Agreement or the Certificate of Designations due to the Registration Default currently existing as of the date hereof and which may continue until such time as the Company fails to use its best efforts to have such Registration Statement declared effective by the SEC on or before December 11, 1999 or, if not achieved by such date, until such date as such Registration Statement is declared effective, provided that the Company continues to use its best efforts to have such Registration Statement declared effective by the SEC and (B) a Triggering Event (as defined in the Certificate of Designations) shall be deemed not to have occurred due to the Registration Default currently in existence as of the date hereof and which may continue until such time as the Company fails to use its best efforts to have such Registration Statement declared effective by the SEC on or before December 11, 1999 or, if not achieved by such date, until such date as such Registration Statement is declared effective, provided that the Company continues to use its best efforts to have such Registration Statement declared effective by the SEC.

         2.       Miscellaneous.

                  2.1 Other Provisions. All other provisions of the Certificate of Designations and the Registration Rights Agreement shall remain in full force and effect.

                  2.2 Counterparts. This Waiver may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                  * * * * * * *

         IN WITNESS WHEREOF, the parties have caused this Waiver to be duly executed as of the day and year first written above.


COMPANY:                                          BUYERS:


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IMMUNOMEDICS, INC.                                [Name of Buyer]


By:______________________                          By:__________________________
Name: David M. Goldenberg                          Name:
Its: Chairman of the Board and Chief               Its:
              Executive Officer


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